UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 16, 2022

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey 07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[☐]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[☐]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[☐]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, no par value	VLGEA	NASDAQ
(Title of Class)	(Trading Symbol)	(Name of exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2022, the Village Super Market, Inc. Board of Directors elected Steven Crystal to serve as Chairman of the Audit Committee of the Board of Directors of the Company. Mr. Crystal has served as a Director of the Company since 2001. The Company’s previous Chairman of the Audit Committee, Stephen Rooney, will remain a member of the Company’s Board of Directors and Audit Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders

    The Company’s annual meeting of shareholders was held on December 16, 2022.  The following persons were elected as directors pursuant to the following votes:

Directors	For	Withheld
Robert Sumas	40,938,830	3,718,025
William Sumas	41,713,005	2,943,850
John P. Sumas	40,908,929	3,747,926
Kevin Begley	42,168,846	2,488,009
Nicholas Sumas	41,778,655	2,878,200
John J. Sumas	40,909,409	3,747,446
Steven Crystal	41,691,316	2,965,539
Stephen Rooney	42,146,154	2,510,701
Prasad Pola	42,256,970	203,948
Perry J. Blatt	44,452,907	2,399,885

    The shareholders approved a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year. The vote totals were as follows: For – 44,400,418; Against – 240,789; Abstain – 15,648.

Item 8.01   Other Events

    On December 16, 2022, the Company announced that its Board of Directors declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share.  The dividends will be payable on January 26, 2023 to shareholders of record at the close of business on January 5, 2023.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Press Release

Signature

    Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: December 16, 2022	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)